                                                         Exhibit No. EX-99.d.1.d

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 27, 2006

                                     Page 1

--------------------- ----------------------------------------------------------
Funds of the Trust    Advisory Fees
--------------------- ----------------------------------------------------------
Gartmore Nationwide   0.60% on assets up to $250 million
Fund                  0.575% on assets of $250 million and more but less than $1
(formerly Gartmore    billion
Total Return Fund)

Gartmore Growth Fund  0.55% on assets of $1 billion and more but less than $2
(formerly             billion
Nationwide Growth     0.525% on assets of $2 billion and more but less than $5
Fund)                 billion
                      0.50% for assets of $5 billion and more
--------------------- ----------------------------------------------------------
Gartmore Value        0.70% on assets up to $250 million
Opportunities Fund    0.675% on assets of $250 million and more but less than $1
(formerly             billion
Nationwide Value      Fund)
Opportunities         0.65% on assets of $1 billion and more but less than $2
                      billion
                      0.625% on assets of $2 billion and more but less than $5
                      billion
                      0.60% for assets of $5 billion and more
--------------------- ----------------------------------------------------------
Gartmore Mid Cap      0.80% on assets up to $250 million
Growth Leaders        0.77% on assets of $250 million and more but less than $1
(formerly             billion
Millennium Growth     0.74% on assets of $1 billion and more but less than $2
Fund and              billion
Nationwide Mid Cap    0.71% on assets of $2 billion and more but less than $5
Growth Fund)          billion
                      0.68% for assets of $5 billion and more
--------------------- ----------------------------------------------------------
Gartmore Global       0.88% on assets up to $500 million
Technology and        0.83% on assets of $500 million and more but less than $2
Communications        billion
Fund(1)               0.78% for assets of $2 billion and more
  (formerly
Nationwide Global
Technology and
Communications Fund)

--------------------- ----------------------------------------------------------
Gartmore Global       0.90% on assets up to $500 million
Health Sciences       0.85% on assets of $500 million and more but less than $2
Fund(1)               billion
(formerly             0.80% for assets of $2 billion and more
Nationwide Global
Life Sciences Fund)

-------------------- -----------------------------------------------------------
Gartmore U.S.         0.90% on assets up to $500 million
Growth Leaders        0.80% on the next $1.5 billion in assets
Fund(2)               0.75% on assets of $2 billion and more
(formerly
Nationwide Focus
Fund and
Gartmore Growth 20
Fund)
--------------------- ----------------------------------------------------------
Gartmore Nationwide   0.80% on assets up to $500 million
Leaders Fund(1)       0.70% on the next $2 billion in assets
(formerly Gartmore    0.65% on assets of $2 billion or more
U.S. Leaders Fund)
--------------------- ----------------------------------------------------------
Gartmore Micro Cap    1.25% of the Fund's average daily net assets
Equity Fund
--------------------- ----------------------------------------------------------
Gartmore Mid Cap      0.75% on assets up to $250 million
Growth Fund           0.725% on assets of $250 million and more but less than $1 billion
                      0.70% on assets of $1 billion and more but less than $2
                      billion
                      0.675% on assets of $2 billion and more but less than $5
                      billion
                      0.65% for assets of $5 billion and more
--------------------- ----------------------------------------------------------

                                   EXHIBIT A
                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 27, 2006

                                     Page 2

--------------------- ----------------------------------------------------------
Funds of the Trust    Advisory Fees
--------------------- ----------------------------------------------------------
Gartmore Small Cap    0.95% of the Fund's average daily net assets
Leaders Fund
--------------------- ----------------------------------------------------------
Gartmore U.S.         1.50% on assets up to $250 million
Growth Leaders        1.25% on assets of $250 million and more
Long-Short Fund
--------------------- ----------------------------------------------------------
Gartmore China        1.25% on assets up to $500 million
Opportunities Fund    1.20% on assets of $500 million and more but less than $2
                      billion
                      1.15% on assets of $2 billion and more
--------------------- ----------------------------------------------------------
Gartmore Global       0.70% on assets up to $500 million
Natural Resources     0.65% on assets of $500 million and more but less than $2
Fund                  billion
                      0.60% on assets of $2 billion and more
--------------------- ----------------------------------------------------------
Gartmore Optimal      0.15% of the Fund's average daily net assets
Allocations Fund:
Aggressive
(formerly Gartmore
Actively
Managed Aggressive
Asset Allocation
Fund)
--------------------- ----------------------------------------------------------
Gartmore Optimal      0.15% of the Fund's average daily net assets
Allocations Fund:
Moderately
Aggressive
(formerly Gartmore
Actively Managed
Moderately
Aggressive Asset
Allocation Fund)
--------------------- ----------------------------------------------------------
Gartmore Optimal      0.15% of the Fund's average daily net assets
Allocations Fund:
Moderate (formerly
Gartmore Actively
Managed Moderate
Asset Allocation
Fund)
--------------------- ----------------------------------------------------------
Gartmore Optimal      0.15% of the Fund's average daily net assets
Allocations Fund:
Specialty (formerly
Gartmore Actively
Managed Specialty
Asset Allocation
Fund)
-------------------- -----------------------------------------------------------
Gartmore Optimal      0.15% of the Fund's average daily net assets
Allocations Fund:
Defensive
--------------------- ----------------------------------------------------------
NorthPointe Small     0.85% of the Fund's average daily net assets
Cap Value Fund
--------------------- ----------------------------------------------------------
NorthPointe Small     0.95% of the Fund's average daily net assets
Cap Growth Fund
--------------------- ----------------------------------------------------------

                                   EXHIBIT A
                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 27, 2006

                                     Page 3

--------------------- ----------------------------------------------------------
Funds of the Trust    Advisory Fees
--------------------- ----------------------------------------------------------
Gartmore Bond Fund    0.50% on assets up to $250 million
(formerly             0.475% on assets of $250 million and more but less than $1
Nationwide Bond       billion
Fund)                 0.45% on assets of $1 billion and more but less than $2
                      billion
Gartmore Tax-Free     0.425% on assets of $2 billion and more but less than $5
Income Fund           billion
(formerly             0.40% for assets of $5 billion and more
Nationwide Tax Free
Income Fund)

Gartmore Government
Bond Fund
(formerly
Nationwide
Government Bond
Fund)
--------------------- ----------------------------------------------------------
Gartmore High Yield   0.55% on assets up to $250 million
Bond Fund             0.525% on assets of $250 million and more but less than $1
(formerly             billion
Nationwide High       0.50% on assets of $1 billion and more but less than $2
Yield Bond Fund)      billion
                      0.475% on assets of $2 billion and more but less than $5
                      billion
                      0.45% for assets of $5 billion and more
--------------------- ----------------------------------------------------------
Gartmore Money        0.40% on assets up to $1 billion
Market Fund           0.38% on assets of $1 billion and more but less than $2
  (formerly           billion
Nationwide Money      0.36% on assets of $2 billion and more but less than $5
Market Fund)          billion
                      0.34% for assets of $5 billion and more
--------------------- ----------------------------------------------------------
Gartmore S&P 500      0.13% on assets up to $1.5 billion
Index Fund            0.12% on assets of $1.5 billion and more but less than $3
(formerly             billion
Nationwide S&P 500    Fund)
Index                 0.11% on assets of $3 billion and more but less than $4.5
                      billion
                      0.10% on assets of $4.5 billion and more
--------------------- ----------------------------------------------------------
Gartmore Small Cap    0.20% on assets up to $1.5 billion
Index Fund            0.19% on assets of $1.5 billion and more but less than $3
(formerly             billion
Nationwide Small      0.18% on assets of $3 billion and more
Cap Index
Fund)
--------------------- ----------------------------------------------------------
Gartmore Mid Cap      0.22% on assets up to $1.5 billion
Market Index Fund     0.21% on assets of $1.5 billion and more but less than $3
(formerly             billion
Nationwide Mid Cap    0.20% on assets of $3 billion and more
Market Index
Fund)
--------------------- ----------------------------------------------------------
Gartmore              0.27% on assets up to $1.5 billion
International Index   0.26% on assets of $1.5 billion and more but less than $3
Fund                  billion
(formerly             0.25% on assets of $3 billion and more
Nationwide
International Index
Fund)
--------------------- ----------------------------------------------------------
Gartmore Bond Index   0.22% on assets up to $1.5 billion
Fund                  0.21% on assets of $1.5 billion and more but less than $3
(formerly             billion
Nationwide Bond       0.20% on assets of $3 billion and more
Index Fund)
--------------------- ----------------------------------------------------------
Gartmore Large Cap    0.75% on assets up to $100 million
Value Fund            0.70% on assets of $100 million and more
  (formerly
Prestige Large Cap
Value Fund and
Nationwide Large
Cap Value Fund)
--------------------- ----------------------------------------------------------

                                   EXHIBIT A
                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 27, 2006

                                     Page 4

--------------------- ----------------------------------------------------------
Funds of the
Trust                 Advisory Fees
--------------------- ----------------------------------------------------------
Gartmore Small Cap    0.95% on assets up to $100 million
Fund                  0.80% on assets of $100 million and more
(formerly
Nationwide Small
Cap Fund
and Prestige Small
Cap Fund)
--------------------- ----------------------------------------------------------
Gartmore              0.65% on assets up to $500 million
Convertible Fund      0.60% on assets of $500 million and more but less than $1
                      0.55% for assets of $1 billion and more
--------------------- ----------------------------------------------------------
Gartmore Investor     0.13% of average daily net assets
Destinations
Aggressive Fund
(formerly Investor
Destinations
Aggressive Fund and
Nationwide Investor
Destinations
Aggressive Fund)

Gartmore Investor
Destinations
Moderately
Aggressive Fund
(formerly Investor
Destinations
Moderately
Aggressive Fund and
Nationwide Investor
Destinations
Moderately
Aggressive Fund)

Gartmore Investor
Destinations
Moderate Fund
(formerly Investor
Destinations
Moderate Fund and
Nationwide Investor
Destinations
Moderate Fund)

Gartmore Investor
Destinations
Moderately
Conservative Fund
(formerly Investor
Destinations
Moderately
Conservative Fund
and Nationwide
Investor
Destinations
Moderately

Gartmore Investor
Destinations
Conservative Fund
(formerly Investor
Destinations
Conservative Fund
and
Nationwide Investor
Destinations
Conservative Fund)
--------------------- ----------------------------------------------------------
Gartmore Hedged       1.25% of average daily net assets
Core Equity Fund
--------------------- ----------------------------------------------------------
Gartmore Small Cap    0.95% on assets up to $500 million
Growth Fund           0.85% on assets of $500 million and more but less than $2
                      0.80% for assets of $2 billion and more
--------------------- ----------------------------------------------------------
Gartmore Small Cap    0.95% on assets up to $500 million
Value Fund            0.85% on assets of $500 million and more but less than $2
                      billion
                      0.80% for assets of $2 billion and more
--------------------- ----------------------------------------------------------
Gartmore Small Cap    0.85% on assets up to $500 million
Core Fund             0.75% on assets of $500 million and more but less than $2
                      billion
                      0.70% for assets of $2 billion and more
--------------------- ----------------------------------------------------------

                                   EXHIBIT A
                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 27, 2006

                                     Page 5

--------------------- ----------------------------------------------------------
Gartmore Market       1.25% of average daily net assets
Neutral Long-Short
Fund
--------------------- ----------------------------------------------------------

(1)  Performance  Fees for the Gartmore  Technology  and  Communications  Funds;
Gartmore Global Health Sciences Fund; Gartmore Nationwide Leaders Fund; Gartmore
China Opportunities Fund; Gartmore Global Natural Resources Fund

The base advisory fee for each of these Funds,  as set forth above,  is adjusted each quarter  beginning one year after  implementation  of the Performance  Fee, depending upon a Fund's  investment  performance for the 12 months preceding the end of that month  relative to the  investment  performance  of each  respective
Fund's  benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint,  based upon whether a Fund has out-performed or under-performed its respective  benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis  points  over the  preceding  rolling 12 month  period as follows:

      +/- 100 bps under/outperformance            2bps
      +/- 200 bps under/outperformance            4bps

      +/- 300 bps under/outperformance            6bps
      +/- 400 bps under/outperformance            8bps
      +/- 500 bps or more under/outperformance    10bps

The  investment  performance  of each Fund will be the sum of: (1) the change in each  Fund's  value  during  such  period;  (2) the  value  of the  Fund's  cash distributions  (from net income and  realized net gains)  having an  ex-dividend date  during such  calculation  period;  and (3) the value of any capital  gains taxes paid or accrued during such calculation period for undistributed  realized long-term  capital  gains  from  the  Fund.  For  this  purpose,  the  value  of distributions  per share of realized  capital gains, of dividends per share paid from  investment  income and of capital gains taxes per share  reinvested in the
Fund will be the Fund's  value in effect at the close of  business on the record date for the payment of such  distributions  and the date on which  provision is made for such taxes,  after giving  effect to such  distribution,  dividends and taxes.

     Benchmark Index Performance:

     The  performance  of each  respective  benchmark  Index  for a  calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period;
and  (2)  the  value,   as  calculated   consistent  with  the  Index,  of  cash
distributions  having an  ex-dividend  date  during  such  period  made by those
companies  whose  securities   comprise  the  Index.  For  this  purpose,   cash
distributions  on the  securities  that comprise the Index will be treated as if they  were  reinvested  in the Index at least as  frequently  as the end of each calendar quarter following payment of the dividend.

     Benchmark Indices:

1. Gartmore Global Technology and            Goldman Sachs Technology Composite
   Communications Fund                       Index
2. Gartmore Global Health Sciences Fund      Goldman Sachs Health Care Index
3. Gartmore Nationwide Leaders Fund          S&P 500 Index
4. Gartmore U.S. Growth Leaders Fund         S&P 500 Index
5. Gartmore China Opportunities Fund         MSCI Zhong Hua Index
6. Gartmore Global Natural Resources Fund    Goldman Sachs Natural Resources
                                             Index

(2) Performance fee for the Gartmore U.S. Growth Leaders Fund

     This base advisory fee listed above is adjusted each quarter, beginning one year after  commencement  of  operations,  depending  on the  Fund's  investment performance for the 36 months  preceding the end of that month,  relative to the investment

                                   EXHIBIT A
                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 27, 2006

                                     Page 6

performance of the Fund's  benchmark,  the S&P 500 Index. The base fee is either increased or decreased by the  following  amounts at each  breakpoint,  based on whether the Fund has out- or  under-performed  the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million               +/- 22 basis points
Next $1.5 billion in assets                 +/- 18 basis points
Assets of $2 billion and more               +/- 16 basis points

The investment  performance of the Gartmore U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period;  (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend  date  during  such  calculation  period;  and (3) the  value of any capital  gains  taxes  paid  or  accrued  during  such  calculation  period  for undistributed  realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share  paid  from  investment  income  and of  capital  gains  taxes  per  share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on  which  provision  is made  for  such  taxes,  after  giving  effect  to such distribution, dividends and taxes.

S&P 500 Index Performance:

The  performance of the S&P 500 Index for a calculation  period,  expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated  consistent  with the S&P 500 Index, of cash  distributions having an  ex-dividend  date during such  period made by those  companies  whose securities  comprise the S&P 500 Index. For this purpose,  cash distributions on the  securities  that comprise the S&P 500 Index will be treated as if they were reinvested  in the S&P 500  Index  at  least  as  frequently  as the end of each calendar quarter following payment of the dividend.